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                                                                   Exhibit 10.28

                              BROADCOM CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                   (AS AMENDED AND RESTATED DECEMBER 20, 2006)

      I.    PURPOSE OF THE PLAN

            This Employee Stock Purchase Plan is intended to promote the interests of Broadcom Corporation by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

            Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

            All share numbers in this December 20, 2006 restatement reflect (i) the two-for-one split of the Common Stock that was effected on February 17, 1999 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on February 5, 1999, (ii) the two-for-one split of the Common Stock that was effected on February 11, 2000 through the payment of a dividend of one additional share of Common Stock for every share of Common Stock outstanding on January 31, 2000 and (ii) the three-for-two split of the Common Stock that was effected on February 21, 2006 through the payment of one additional share of Common Stock for every two shares of Common Stock outstanding on February 6, 2006.

            This December 20, 2006 restatement shall become effective with the first offering period beginning after December 31, 2006 for which there is a current, available and effective registration statement under the 1933 Act for the Common Stock issuable under the Plan. Until such time as there exists such effective registration statement, no new offering period shall commence under the Plan.

      II.   ADMINISTRATION OF THE PLAN

            The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

      III.  STOCK SUBJECT TO PLAN

            A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. As of December 20, 2006, the maximum number of shares of Common Stock reserved for issuance over the term of the Plan was limited to 23,541,764 shares. Such reserve consisted of (i) the initial share reserve of 4,500,000 shares, (ii) an increase of 4,500,000 shares

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authorized by the Board on March 7, 2002 and approved by the shareholders at the
2002 Annual Meeting of Shareholders and (iii) an additional increase of 14,541,764 shares in the aggregate effected through December 20, 2006 pursuant to the automatic annual share increase provisions of Section III.B.

            B. The number of shares of Common Stock available for issuance in the aggregate under the Plan and the International Plan shall automatically increase on the first trading day of January each calendar year during the remaining term of the Plan, beginning with calendar year 2004, by an amount equal to one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 4,500,000 shares in the aggregate.

            C. The shares of Common Stock reserved for issuance under the Plan shall also be used to provide the shares of Common Stock that become issuable under the International Plan. Accordingly, each share of Common Stock issued under the International Plan shall automatically reduce on a one-for-one basis the number of shares of Common Stock available for issuance under the Plan.

            D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan is to increase each calendar year pursuant to the provisions of Section III.B, (iii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iv) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate to prevent the dilution or enlargement of benefits under the Plan and the outstanding purchase rights thereunder, and such adjustments shall be final, binding and conclusive.

      IV.   OFFERING PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

            B. Each offering period commencing prior to the December 20, 2006 effective date of this restatement shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. The first offering period after December 20, 2006 shall commence on the first business day of

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the first month following the date on which there is a current, available and effective registration statement in effect under the 1933 Act for the Common Stock issuable under the Plan, but in no event before February 1, 2007, and shall end on the last business day in April 2009 (or April 2008, if the Corporation's shareholders do not approve an extension of the term of the Plan at the 2007 Annual Meeting of Shareholders). Each subsequent offering period shall commence on the start date determined in advance by the Plan Administrator. Each offering period beginning after December 20, 2006 shall be governed by the terms of this December 20, 2006 restatement.

            C. Each offering period commencing after December 20, 2006 shall be of such duration as determined by the Plan Administrator prior to the start date of that offering, subject, however, to the following provisions:

      (i) Except as otherwise provided in Section IV.B above with respect to the first post-December offering period or subparagraph (ii) below, no offering period shall exceed twenty-four (24) months in duration.

      (ii) Should the last scheduled Purchase Date in the offering period occur at a time when the Corporation cannot effect an issuance of Common Stock under the Plan in compliance with applicable securities laws, including (without limitation) the registration requirements of the 1933 Act, then the duration of that offering period shall automatically be extended until the EARLIER of (a) the first date on which such issuance of Common Stock can be effected in compliance with applicable securities laws, with such date to serve as the final Purchase Date for that offering period, or (b) the expiration of the twenty-seven (27)-month period measured from the start date of that offering period.

            D. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in May each year to the last business day in October of the same year and from the first business day in November each year to the last business day in April of the following year. However, the first Purchase Interval in effect under the first offering period beginning after December 20, 2006 shall commence on the first business day of the first month following the date on which there is a current, available and effective registration statement in effect under the 1933 Act for the Common Stock issuable under the Plan and shall terminate on the last business day in April 2007.

            E. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months (subject to the extension provisions of Section IV.C (ii) above), unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

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      V.    ELIGIBILITY

            A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Quarterly Entry Date within that offering period, provided he or she remains an Eligible Employee.

            B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Quarterly Entry Date within that offering period on which he or she is an Eligible Employee.

            C. Each corporation that becomes a Corporate Affiliate (other than a foreign subsidiary participating in the International Plan ) after December 20, 2006 shall automatically become a Participating Corporation effective as of the first Quarterly Entry Date coincident with or next following the date on which it becomes such an affiliate.

            D. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

            E. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

      VI.   PAYROLL DEDUCTIONS

            A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

      (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction by filing the appropriate form with the Plan Administrator. The reduced rate shall become effective on the first pay day of the month following the month in which such form is filed, and there shall be no limit on the number of such reductions a Participant may effect during a Purchase Interval.

      (ii) Effective for each offering period beginning after December 20, 2006 the Participant may not increase the rate of payroll deduction to be in effect for an offering period at any time after the start of that offering period. The Participant can only increase his or her rate of payroll deduction for a particular offering period by filing the appropriate form with the Plan Administrator prior to the start date of that offering period. The increased rate (which may not exceed the fifteen percent (15%) maximum) shall become effective with the start date of that offering period.

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            B.    Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

            C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

            D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

      VII.  PURCHASE RIGHTS

            A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

            B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

            C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

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            D.    NUMBER OF PURCHASABLE SHARES. The number of shares of Common
Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 9,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants in this Plan and the International Plan on any one Purchase Date in any offering period beginning on or after November 1, 2002 shall not exceed 1,800,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.

            E. EXCESS PAYROLL DEDUCTIONS. Effective with each offering period beginning after December 20, 2006, to the extent payroll deductions cannot be applied to the purchase of whole shares of Common Stock on any Purchase Date, those payroll deductions shall be promptly refunded, unless the Plan Administrator determines that such deductions are to be applied to the purchase of fractional shares of Common Stock on each Purchase Date within the offering period. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on such Purchase Date shall be promptly refunded.

            F. WITHDRAWAL FROM PLAN/TERMINATION OF PURCHASE RIGHT: The following provisions shall govern the withdrawal or the termination of outstanding purchase rights:

      (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, withdraw from the Plan by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the offering period in which such withdrawal occurs. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant's election, be promptly refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such withdrawal, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

      (ii) To resume participation in the Plan, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before any subsequently scheduled Quarterly Entry Date.

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      (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be promptly refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. If the Participant fails to make an election, as a default the Corporation will use such funds for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (i) or (ii) time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

            G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

            The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

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            H.    PRORATION OF PURCHASE RIGHTS. Should the total number of
shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

            I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

            J. SHAREHOLDER RIGHTS. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

      VIII. ACCRUAL LIMITATIONS

            A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

            B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

            C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

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            D.    In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

      IX.   EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan was adopted by the Board on February 3, 1998 and became effective at the Effective Time. This December 20, 2006 restatement was adopted by the Board on December 20, 2006 and shall become effective with the first offering period beginning after that date. In no event, however, shall any payroll deductions be collected or purchase rights be exercised, and no shares of Common Stock shall be issued, pursuant to this December 31, 2006 restatement unless the Corporation is at the time in compliance with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on an appropriate and effective registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

            B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

      X.    AMENDMENT/TERMINATION OF THE PLAN

            A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

            B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

            C. On March 7, 2002, the Board amended the Plan to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 4,500,000 shares and (ii) to implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2003, by an amount equal to twenty-five one hundredths of one percent (0.25%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 1,500,000 shares. The amendment was approved by the shareholders at the 2002 Annual Meeting of Shareholders.

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            D.    On October 31, 2002, the Board amended the Plan to increase the number of shares of Common Stock purchasable in total by all Participants on each Purchase Date within any offering period beginning on or after November 1, 2002 from 900,000 to 1,800,000 shares.

            E. On March 21, 2003, the Board amended the Plan to (i) revise the automatic share increase provisions of Section III.B upward so that so that the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the remaining term of the Plan, beginning with calendar year 2004, by an amount equal to one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 4,500,000 shares, (ii) allow Participants who withdraw from an offering period to rejoin the Plan on any subsequently scheduled Quarterly Entry Date and, effective for all of offering periods beginning on or after May 1, 2003, (iii) remove the limitation on the number of times a Participant may change his or her rate of payroll deduction during a Purchase Interval.

            F. On December 20, 2006, the Board amended the Plan to (i) convert the available share reserve under the Plan into a combined share pool for the issuance of shares of Common Stock under both this Plan and the International Plan, (ii) provide for an automatic extension of an offering period in the event shares of Common Stock cannot be issued in compliance with applicable securities laws on the last Purchase Date in that offering period,
(iii) preclude any increases in payroll deductions after the start of an offering period, (iv) refund any payroll deductions that cannot be used to purchase whole shares of Common Stock, unless the Plan Administrator provides for the purchase of fractional shares during the applicable offering period, and
(v) include certain other internal equity restructuring events as triggering events for adjustments under Section III.D of the Plan.

      XI.   GENERAL PROVISIONS

            A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

            B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

            C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

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            D.    The Corporation and each Participating Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local and employment tax withholding requirements, and the Corporation's obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation and each Participating Corporation shall have the right to withhold taxes from any other compensation or other amounts that it may owe to the Participant, or to require the Participant to pay to the Corporation or the Participating Corporation the amount of any taxes that the Corporation or the Participating Corporation may be required to withhold with respect to such shares. In this connection, the Plan Administrator may require the Participant to notify the Plan Administrator, the Corporation or a Participating Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

            E. With respect to Participants resident in countries other than the United States, the Plan Administrator may adopt such procedures and subplans and make such modifications as may be necessary or advisable to comply with local laws including favorable tax laws.

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                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                             AS OF DECEMBER 20, 2006

                              Broadcom Corporation

                     Broadcom Asia Distribution Pte. Ltd. *

                             Broadcom Danmark ApS *

                                 Broadcom SARL *

                             Broadcom Canada Ltd. *

                      Broadcom Communications Korea, Ltd. *

                 Broadcom Semiconductors Hellas S.A. (Greece) *

                    Broadcom India Research Private Limited *

                         Broadcom India Private Limited*

                             Broadcom Israel Ltd. *

                         Broadcom Israel Research Ltd. *

                              Broadcom Japan K.K. *

                      Broadcom Mexico, S de R.L. de C.V. *

                           Broadcom Netherlands B.V. *

                         Broadcom Singapore Pte. Ltd. *

                               Broadcom UK Ltd. *

                            Broadcom Europe Limited*

                        Serverworks Singapore Pte. Ltd. *

                              Broadcom Alberta ULC*

* Effective as of the start date of the first offering period implemented under the 2007 International Employee Stock Purchase Plan ("International Plan"), such companies shall cease to be Participating Corporations in this Plan and shall become participating corporations under the International Plan.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

            A.    BOARD shall mean the Corporation's Board of Directors.

            B. CASH EARNINGS shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall NOT include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established.

            C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                  (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                  (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

            D.    CODE shall mean the Internal Revenue Code of 1986, as amended.

            E. COMMON STOCK shall mean the Corporation's Class A common stock.

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

            F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

            G. CORPORATION shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation that shall by appropriate action adopt the Plan.

            H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement was executed and the Common Stock priced for the initial public offering.

            I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

            J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

            K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the NASDAQ Global Select Market (or the NASDAQ Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e. before after-hours trading begins) on the NASDAQ Global Select Market (or the NASDAQ Global Market) on the date in question, as such price is reported by The Wall Street Journal or such other source as the Plan Administrator deems reliable. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e. before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is not listed on the NASDAQ Global Select Market, the NASDAQ Global Market or any other Stock Exchange, then the Fair Market Value of the Common Stock shall be determined by the Board.

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

            L. INTERNATIONAL PLAN shall mean the Broadcom Corporation 2007 International Employee Stock Purchase Plan.

            M.    1933 ACT shall mean the Securities Act of 1933, as amended.

            N. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

            O. PARTICIPATING CORPORATION shall mean the Corporation and its Corporate Affiliates. The Participating Corporations in the Plan as of December 20, 2006 are listed in attached Schedule A.

            P. PLAN shall mean the Corporation's 1998 Employee Stock Purchase Plan, as set forth in this document.

            Q. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

            R. PURCHASE DATE shall mean the last business day of each Purchase Interval.

            S. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. However, the first Purchase Interval under the first offering period beginning after December 20, 2006 shall commence on the first business day of the first month following the date on which there is a current, available and effective registration statement under the 1933 Act in effect for the Common Stock issuable under the Plan and shall terminate on the last business day in April 2007.

            T. QUARTERLY ENTRY DATE shall mean the first business day in February, May, August and November each year on which an Eligible Employee may first enter an offering period.

            U. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

            V. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

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

                              BROADCOM CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                   (AS AMENDED AND RESTATED DECEMBER 20, 2006)

                                 AMENDMENT NO. 1

            Effective January 19, 2007, the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated December 20, 2006 (the "Plan") is hereby further amended as follows:

      1. Section VII.D. of the Plan is hereby deleted in its entirety and replaced with the following new Section VII.D.:

            "The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date (as converted into U.S. Dollars) by the U.S. Dollar purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 9,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants in this Plan and the U.S. Plan on any one Purchase Date in any offering period beginning on or after February 1, 2007 shall not exceed 2,225,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period."

      2. Except as modified by this Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.

      3. This Amendment No. 1 was duly approved by the Plan Administrator on January 19, 2007.

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